Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-285466 on Form N-1A of our report dated February 26, 2025, relating to the financial statements and financial highlights of Lazard Emerging Markets Core Equity Portfolio, Lazard International Equity Advantage Portfolio, and Lazard US Systematic Small Cap Equity Portfolio, each a series of The Lazard Funds, Inc., appearing in Form N-CSR of The Lazard Funds, Inc. for the year ended December 31, 2024. We also consent to the use of our report dated March 31, 2025, relating to the financial statement of Lazard Japanese Equity ETF of Lazard Active ETF Trust appearing in the Statement of Additional Information, and to the references to us under the headings “Financial Highlights” and  “Independent Registered Public Accounting Firm” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

October 21, 2025